UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2016

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 588-1960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:

This Form 8-K and the exhibit attached hereto contain forward-looking statements of AVEO Pharmaceuticals, Inc. (“AVEO” or the “Company”) that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this Form 8-K and the attached exhibit are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about: AVEO’s plans to leverage biomarkers and pursue strategic partnerships for certain of its assets; AVEO’s goals and business strategy; the timing, design and results of preclinical and clinical trials; the timing and outcome of meetings with and applications to regulatory authorities by AVEO and its partners; the competitive landscape for AVEO’s therapeutic candidates; AVEO’s ability to demonstrate tivozanib’s safety and efficacy as a combination therapy and AVEO’s estimates for its cash runway.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements AVEO makes due to a number of important factors, including substantial risks and uncertainties relating to: AVEO’s ability to successfully implement its strategic plans; AVEO’s ability to successfully develop, test and gain regulatory approval of its product candidates, including its companion diagnostics; developments, expenses and outcomes related to AVEO’s ongoing shareholder litigation and SEC investigation, including the risk that the Company may be required to incur substantial costs to settle such matters; AVEO’s ability to obtain necessary financing required to perform its clinical trials and achieve its other goals; AVEO’s ability to establish and maintain strategic partnerships; AVEO’s ability to obtain and maintain intellectual property rights; competition; AVEO’s dependence on its strategic partners and other third parties; adverse general economic and industry conditions; and those risk factors discussed in the “Risk Factors” and elsewhere in AVEO’s Annual Report on Form 10-K for the year ended December 31, 2014, and other periodic filings AVEO makes with the SEC. All forward-looking statements contained in this Form 8-K and the attached exhibit speak only as of the date of this presentation, and AVEO undertakes no obligation to update any of these statements, except as required by law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

Item 2.02.	Results of Operations and Financial Condition.

Although it has not finalized its full financial results for the fourth quarter and fiscal year ended December 31, 2015, the Company will disclose as part of its corporate slide presentation presented during upcoming meetings with third parties that it expects to report that it had approximately $34 million in cash, cash equivalents and marketable securities as of December 31, 2015.

The information contained in this Item 2.02 of Form 8-K is unaudited and preliminary, and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2015 and its results of operations for the three months and year ended December 31, 2015. The audit of the Company’s consolidated financial statements for the year ended December 31, 2015 is ongoing and could result in changes to the information set forth above.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01.	Regulation FD.

From time to time, the Company intends to conduct meetings with third parties in which it will present its current corporate slide presentation. A copy of this slide presentation, dated January 5, 2016, is attached as Exhibit 99.1 to this Current Report on Form 8-K and the information contained therein is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) The exhibit to this Current Report on Form 8-K is listed in the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: January 5, 2016

By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Corporate Presentation Slide Deck dated January 5, 2016